Exhibit 10.5

INVESTOR RIGHTS AGREEMENT

     THIS INVESTOR RIGHTS AGREEMENT (this “Agreement”) is dated as of May 13, 2005 among Healthaxis Inc., a Pennsylvania corporation (the “Company”) and Tak Investments, Inc., a Delaware corporation (the “Purchaser”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Stock and Warrant Purchase Agreement, dated as of February 23, 2005, between the Company and the Purchaser (the “Stock Purchase Agreement”).

     WHEREAS, the execution of this Agreement is a condition to the Closing described in the Stock Purchase Agreement.

     NOW THEREFORE, in consideration of the promises and mutual covenants and agreements hereinafter, the Company and the Purchaser hereby agree as follows:

ARTICLE I.

GENERAL RESTRICTIONS ON TRANSFER

     1.1 Restrictions Generally. The Purchaser shall not directly or indirectly effect any sale, transfer, assignment, gift, exchange, pledge, hypothecation, encumbrance or other disposition of any Purchased Securities or Warrant Shares (collectively, the “Restricted Securities”), or any interest therein, whether voluntary or involuntary and regardless of the nature or method thereof (other than an exchange, reclassification or other conversion of the Restricted Securities into cash, securities or other property pursuant to a merger, consolidation or recapitalization of the Company) (each, a “Transfer”) during the one (1)-year period following the Closing Date or otherwise except in accordance with this Agreement and applicable federal and state securities laws and regulations. In addition, the Purchaser and the Purchaser’s sole stockholder, Sharad Tak, agree that the shares of capital stock of the Purchaser may not be Transferred to persons other than immediately family members of Sharad Tak without the prior written consent of the Company, and that the Purchaser may not issue any additional equity securities, as long as the Transfer restrictions on the Restricted Securities set forth in this Agreement remain in effect. In the event of a Transfer of shares of capital stock of the Purchaser, the transferee shall execute an addendum to this Agreement and such shares shall be similarly bound by the provisions of this Agreement. The Purchaser and Sharad Tak agree that the stock certificate(s) representing the shares of capital stock of the Purchaser shall be imprinted with a legend referencing this Agreement and the restrictions imposed hereby.

ARTICLE II.

RESTRICTIONS ON SALE TRANSACTIONS

     2.1 Transfer Restrictions. Notwithstanding the prohibition on Transfers provided in Section 1.1, and subject to Sections 2.2 and 2.3 hereof, the Purchaser may make Transfers of Restricted Securities in an aggregate amount equal to up to 25% of each of the Purchased Shares, Purchased Warrants and Warrant Shares; provided, that in the event of such a Transfer, and in the event such a Transfer is not conducted pursuant to an effective registration statement under the Securities Act of 1933, as amended, the Purchaser shall provide to the Company assurances reasonably satisfactory to the Company (including an opinion of counsel as referenced in Section 2.3) that the Purchaser would not be deemed an “underwriter” engaged in a “distribution of securities” (as those terms are commonly used under the Securities Act of 1933 (as defined in Section 2.3)) as a result of effecting such a Transfer (or related series of Transfers); and provided further, that notwithstanding anything contained in this Agreement, under no circumstances may the First Warrant be Transferred at any time without the Company’s prior written consent.

     2.2 Company’s Right of First Refusal. From and after the first anniversary of the Closing Date, and until such time as Purchaser together with any of Purchaser’s Affiliates owns less than 10% of the Common Stock calculated on a fully-diluted basis (including all outstanding shares of Common Stock and all outstanding securities of any type that are or may become exercisable for or convertible into shares of Common Stock (a “Fully-Diluted Basis”)) (the “Minimum Ownership Interest”), the Purchaser will be subject to the following restrictions:

          a. Right of First Refusal.

          (i) In the event of a proposed Transfer by the Purchaser of Restricted Securities wherein a single buyer in such transaction would, together with its Affiliates (a “Private Buyer”), upon consummation beneficially own 1,000,000 or more shares of Common Stock (including both outstanding shares of Common Stock and any rights to purchase shares of Common Stock, whether through the exercise of the Purchase Warrants or otherwise), the Purchaser must first give notice to the Company (the “Transfer Notice”) which shall include (i) the name and address of the proposed Private Buyer, (ii) the number of Restricted Securities proposed to be Transferred (the “Offered Securities”), (iii) the proposed purchase price thereof (the “Purchase Price”), including the type of consideration, and (iv) all other material terms and conditions of such offer, including the date upon which the Purchaser and the proposed Private Buyer reasonably expect to complete the Transfer (the “Proposed Sale Date”).

          (ii) Upon written notice (a “Company Notice”) to the Purchaser within fifteen (15) Business Days (as defined below) of the Company’s receipt of a Transfer Notice, the Company or its designee shall have the right to purchase all (but not less than all) of the Offered Securities on the same terms and conditions set forth in the Transfer Notice and at the price set forth in the Transfer Notice. The Company Notice shall constitute an irrevocable commitment to purchase from the Purchaser the Offered Securities on such terms and conditions. The purchase of the Offered Securities described in this Section 2.2(a) must be consummated by the Company or its designee before the later of (1) fifteen (15) Business Days following receipt of the Transfer Notice by the Company and (2) the Proposed Sale Date; provided that in the event (and only in the event) that a non-cash payment is being made for the Offered Securities, and the value of the purchase price has not yet been established, the closing of the purchase of the Offered Securities under this Section 2.2(a) shall occur immediately following determination of such purchase price, which determination shall be made as set forth in Section 2.2(b). If the Company (or its designee) exercises its rights pursuant to this Section 2.2(a), then any cash payment for the Offered Securities shall be effected by check or wire transfer against delivery of the Offered Securities to be purchased at the time of the closing of the purchase.

          (iii) For purposes of this Agreement, “Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of Texas generally are authorized or required by law or other government actions to close.

          b. Valuation of Property. If the Purchase Price specified in the Transfer Notice is wholly or partially payable through delivery of a promissory note, then the Company or its designee may effect payment in the same fashion. If the Purchase Price specified in the Transfer Notice is payable in property other than cash or indebtedness, the Company or its designee shall have the right to pay the Purchase Price in the form of cash equal in amount to the value of such property. If the Purchaser and the Company (or its designee) cannot agree on such cash value within fifteen (15) Business Days after the Company’s receipt of the Transfer Notice, the valuation shall be made by an appraiser of recognized standing selected by the Purchaser and the Company or, if they cannot agree on such an appraiser within ten (10) calendar days thereafter, each shall select an appraiser of recognized standing, and the two appraisers shall promptly designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value. The cost of such appraisal shall be shared equally by the Purchaser and the Company (or its designee). If the time for the closing of the Company’s (or its designee’s) purchase has expired but for the determination of the value of the Purchase Price offered by the prospective transferee(s), then such closing shall be held on or prior to the fifth Business Day after such valuation shall have been made pursuant to this subsection.

          c. Purchaser’s Right to Sell if Option Not Exercised. If the rights granted to the Company pursuant to this Section 2.2 are waived, or the Company (or its designee) fails to exercise such rights, then the Purchaser shall have the right to effect the Transfer until the later of (1) sixty (60) days from the date of delivery of the Transfer Notice or (2) the Proposed Sale Date, of all of the Offered Securities to the Private Buyer specified in the Transfer Notice at a price no less than the Purchase Price and on terms no more favorable to the Private Buyer than specified in the Transfer Notice.

     2.3 Transfer Restrictions Generally.

          a. If the Purchaser should decide to Transfer the Restricted Securities held by it, the Purchaser understands and agrees that it generally may do so only pursuant to an effective registration statement under the Securities Act of 1933, as amended (“Securities Act”), to the Company or pursuant to an available exemption from the registration requirements of the Securities Act or Rule 144 promulgated under the Securities Act (“Rule 144”) or any other available exemption from the Securities Act. In connection with any Transfer of any Restricted Securities other than pursuant to an effective registration statement or to the Company, the Company may require the transferor thereof to provide to the Company a written opinion of counsel experienced in the area of United States securities laws selected by the transferor, the form and substance of which opinion shall be customary for opinions of counsel in comparable transactions and reasonably acceptable to the Company, to the effect that such Transfer does not require registration of such transferred securities under the Securities Act; provided, however, that if the Restricted Securities may be sold pursuant to Rule 144(k), no written opinion of counsel shall be required from the Purchaser if the Purchaser provides reasonable assurances that such security can be sold pursuant to Rule 144(k). Subject to compliance with the other terms of this Agreement, if the Purchaser provides the Company with an opinion of counsel, the form and substance of which opinion shall be customary for opinions of counsel in comparable transactions and reasonably acceptable to the Company, to the effect that the Transfer of the Restricted Securities may be made without registration under the Securities Act, or the Purchaser provides the Company with reasonable assurances that the Restricted Securities can be sold pursuant to Rule 144, the Company shall permit the Transfer, and, in the case of Common Stock, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by the Purchaser and without any restrictive legend. Notwithstanding the foregoing or anything else contained herein to the contrary, the Restricted Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

          b. The Purchaser agrees to the imprinting, so long as is required by this Section 2.3(b), of the following legend, or a similar legend to the same effect, on the Restricted Securities:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE. ACCORDINGLY, THE SHARES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AS DETERMINED PURSUANT TO AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE CORPORATION THAT THE PROPOSED TRANSACTION WILL BE EXEMPT FROM REGISTRATION.

          The Restricted Securities shall not contain the legend set forth above (i) if in the written opinion of counsel to the Company experienced in the area of United States securities laws such legend is not necessary given the applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) or (ii) if such Restricted Securities may be sold pursuant to Rule 144(k). The Company agrees that it will provide the Purchaser, upon request, with a certificate or certificates representing shares of Common Stock, free from such legend at such time as such legend is no longer required hereunder. If such certificate or certificates had previously been issued with such a legend or any other legend, the Company shall, at its own expense, upon request and upon the delivery of the legended certificate(s), reissue such certificate or certificates free of any legend.

     2.4 Application of Agreement Following Transfers. Notwithstanding any other provision of this Agreement, the Purchaser may Transfer the Restricted Securities to an affiliate (as such term is defined in Rule 405 promulgated under the Securities Act, an “Affiliate”) at any time without compliance with Sections 2.1 or 2.2, provided, that such Affiliate shall execute an addendum to this Agreement and shall be bound by all of the terms of this Agreement to the same extent as the Purchaser. In the event of a Transfer of Restricted Securities in accordance with the terms of this Agreement to a party that is not an Affiliate of the Purchaser, such Restricted Securities shall no longer be subject to the restrictions set forth in this Agreement and the transferee shall not otherwise be a party to, or have any of the rights or obligations hereunder.

ARTICLE III.

SPECIAL CONSENT RIGHTS

     3.1 Special Consent Rights. Throughout the period ending on the earlier of (a) the second anniversary of the date of registration of the Purchased Shares and the Warrant Shares pursuant to the Registration Rights Agreement, and (b) the date on which the Purchaser together with the Purchaser’s Affiliates shall own in the aggregate neither (i) the Minimum Ownership Interest, nor (ii) seventy-five percent (75%) or more of the combined number of shares of Common Stock (x) purchased by the Purchaser pursuant to the Stock Purchase Agreement, (y) subject to purchase pursuant to the Purchased Warrants from time to time prior to the Expiration Date of each Purchased Warrant, and (z) issued pursuant to exercise of the Purchased Warrants from time to time, the Company shall not consummate any of the following without the prior written consent of the Purchaser:

          a. any sale by the Company of a substantial portion of its assets or stock, or any consolidation or merger of the Company with another entity, or any material acquisition of or by the Company;

          b. any transaction in which operational, managerial or voting control of the Company is transferred;

          c. the creation of any equity or convertible debt security senior to the Common Stock;

          d. repurchase or redeem any shares of the Company’s Series A Convertible Preferred Stock;

          e. enter into a new line of business or effect a material change in the nature of the Company’s business; or

          f. enter into, or permit any Subsidiary to enter into, any contract, agreement, understanding or arrangement relating to activities conducted by the Company or its affiliates outside of the United States, such approval not to be unreasonably withheld if permitting the Company or a Subsidiary (as applicable) to do so is in the best interests of the Company and its shareholders.

ARTICLE IV.

OTHER AGREEMENTS

     4.1 Financial Statements and Other Information. If at any time, the Company is not subject to Section 13 or 15(d) of the Exchange Act, and for so long as the Purchaser and the Purchaser’s Affiliates beneficially own in the aggregate not less than the Minimum Ownership Interest, the Company shall deliver to the Purchaser, in form and substance satisfactory to the Purchaser:

          a. as soon as available, but not later than ninety (90) days after the end of each fiscal year of the Company, a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the related statements of operations and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, all in reasonable detail and accompanied by a management summary and analysis of the operations of the Company for such fiscal year and by the opinion of a reputable independent certified public accounting firm which report shall state without qualification that such financial statements present fairly the financial condition as of such date and results of operations and cash flows for the periods indicated in conformity with GAAP applied on a consistent basis;

          b. as soon as available, but in any event not later than forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year, the unaudited consolidated balance sheet of the Company and its Subsidiaries, and the related statements of operations and cash flows for such quarter and for the period commencing on the first day of the fiscal year and ending on the last day of such quarter, all certified by an appropriate officer of the Company as presenting fairly the consolidated financial condition as of such date and results of operations and cash flows for the periods indicated in conformity with GAAP applied on a consistent basis, subject to normal year-end adjustments and the absence of footnotes required by GAAP; and

          c. such other information of the type that would satisfy Rule 144A(d)(4)(i).

     4.2 Books and Records. The Company shall keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and its Subsidiaries in accordance with GAAP consistently applied.

     4.3 Inspection. As long as the Purchaser and the Purchaser’s Affiliates hold in the aggregate not less than the Minimum Ownership Interest, the Company shall permit representatives of the Purchaser to visit and inspect any of its properties and make copies of the Company’s corporate and financial records, and to discuss its affairs, finances and accounts with its directors and officers, all at such reasonable times during normal business hours and as often as may be reasonably requested upon reasonable advance notice to the Company. Prior to exercising rights under this Section, any Person conducting such visit or inspection shall be required to enter into a confidentiality agreement with the Company.

     4.4 Board Representation. a. Immediately prior to the Closing, the Board of Directors of the Company will be comprised of no more than seven members, and immediately after the Closing, the Board will be comprised of no more than nine members. The Company agrees that for so long as the Purchaser together with the Purchaser’s Affiliates owns the Minimum Ownership Interest, the Board will be comprised of no less than three and no more than twelve directors. Immediately after the Closing, the Company shall fill two newly established seats on its Board of Directors with two persons designated by the Purchaser, which designees shall initially be Barry Reisig and another designee reasonably acceptable to the Company (the “Purchaser Designees”). The Purchaser Designees shall serve in accordance with the Articles of Incorporation and the Bylaws until the next succeeding annual meeting of shareholders of the Company to be held after such election for the purpose of electing directors.

          b. As long as the Purchaser together with the Purchaser’s Affiliates shall own in the aggregate, as of the last date upon which shareholder proposals must be submitted to the Company for inclusion in the Company’s proxy statement relating to the election of directors, not less than the lesser of (i) twenty-five percent (25%) of the Common Stock on a Fully-Diluted Basis or (ii) seventy-five percent (75%) or more of the combined number of shares of Common Stock (x) purchased by the Purchaser pursuant to the Stock Purchase Agreement, (y) subject to purchase pursuant to the Purchased Warrants from time to time prior to the Expiration Date of each Purchased Warrant, and (z) issued pursuant to exercise of the Purchased Warrants from time to time, the Purchaser shall be entitled to designate to the Board of Directors the Purchaser Designees to serve as two of the directors of the Company; provided, however that if the total number of directors of the Company is fixed at greater than nine, then the Purchaser shall be entitled to designate to the Board of Directors a third Purchaser Designee to serve as a director of the Company. As long as the Purchaser and the Purchaser’s Affiliates own in the aggregate not less than the Minimum Ownership Interest as of the last date upon which shareholder proposals must be submitted to the Company for inclusion in the Company’s proxy statement relating to the election of directors, the Purchaser shall be entitled to designate to the Board of Directors a single Purchaser Designee to serve as one of the directors of the Company. Provided that such Purchaser Designee(s) meet the criteria for board nomination set forth in the Company’s Nominating Committee Charter, the Company shall cause such Purchaser Designee(s) to be included in the slate of nominees recommended by the Board of Directors to the Company’s shareholders for election as directors, and the Company shall use its reasonable best efforts to cause the election of such Purchaser Designee(s), including using its reasonably best efforts to cause officers of the Company who hold proxies (unless otherwise directed by the shareholder submitting such proxy) to vote such proxies in favor of the election of such Purchaser Designee(s), unless the Board of Directors determines in good faith, with the written advice of outside counsel, that it would be inconsistent with its fiduciary duties to take such actions. As long as the Purchaser and the Purchaser’s Affiliates continue to own in the aggregate not less than the applicable foregoing percentages of Common Stock, and in the event that a Purchaser Designee(s) shall cease to serve as a director for any reason, the Company shall use its reasonable best efforts to cause any vacancy resulting thereby to be filled by another designee of the Purchaser.

          c. Notwithstanding anything to the contrary contained in this Agreement, the Company shall provide such reimbursement and compensation to the Purchaser Designees as is consistent with the reimbursement and compensation provided to the non-employee members of the Board of Directors.

          d. As long as the Purchaser and the Purchaser’s Affiliates own in the aggregate not less than the Minimum Ownership Interest, the Purchaser shall have the right to designate one observer, who shall initially be Sharad Tak, who shall have the right to attend all regular, special and telephonic meetings of the Board of Directors, except to the extent that such attendance would negate any attorney-client privilege.

     4.5 Offering Notice; Rights of First Offer; Exercise; Closing. a. Except for (i) Common Stock or options to acquire Common Stock issued pursuant to any Company Plan or issued to employees, directors or officers of, or consultants to, the Company or any of its Subsidiaries pursuant to any compensatory plan, agreement or arrangement approved by the Board of Directors or the Compensation Committee, (ii) a subdivision of the outstanding shares of Common Stock into a larger or smaller number of shares of Common Stock, (iii) capital stock issued upon exercise, conversion or exchange of any security convertible into shares of Common Stock issued and outstanding on the date of this Agreement or issued in connection with the Stock Purchase Agreement (including the Warrants), and (iv) capital stock or securities convertible into capital stock of the Company issued in consideration of or otherwise relating to an acquisition of any Person, approved by the Board of Directors, by the Company of another Person ((i)-(iv) being referred to collectively as “Exempt Issuances”), and subject to any right of first offer existing on the date of this Agreement, during the eighteen-month period immediately following the Closing Date, if the Company wishes to issue any capital stock or any other securities convertible into or exchangeable for capital stock of the Company (collectively, “New Securities”) to any Person (the “Third Party Offeree”), then the Company shall offer such New Securities first to the Purchaser by sending written notice (the “New Issuance Notice”) to the Purchaser, which New Issuance Notice shall state (x) the number of New Securities proposed to be issued and (y) the proposed purchase price, or mechanism for determining the proposed purchase price, per security of the New Securities (as calculated, the “Proposed Price”). Upon delivery of the New Issuance Notice, such offer shall be irrevocable unless and until the rights provided for in Section 4.5(b) shall have been waived or shall have expired.

          b. For a period of five (5) Business Days after the giving of a New Issuance Notice, the Purchaser shall have the right to purchase up to fifty percent (50%) of the New Securities less the amount of New Securities purchased by holders of rights of first offer existing on the date of this Agreement at a purchase price equal to the Proposed Price and upon the same terms and conditions set forth in the New Issuance Notice. The Purchaser may transfer all or any portion of its rights pursuant to this Section 4.5 to any Affiliate of the Purchaser.

          c. The right of the Purchaser to purchase the New Securities under subsection (b) above shall be exercisable by delivering written notice of the exercise thereof, prior to the expiration of the five Business Day period referred to in subsection (b) above, to the Company, which notice shall state the amount of New Securities that the Purchaser elects to purchase pursuant to Section 4.5(b). The failure of the Purchaser to respond within such five Business Day period shall be deemed to be a waiver of the Purchaser’s rights under Section 4.5(b), provided that the Purchaser may waive its rights under Section 4.5(b) prior to the expiration of such five Business Day period by giving written notice to the Company.

          d. The closing of the purchase of New Securities subscribed for by the Purchaser under this Section 4.5 shall be held at the executive office of the Company at 11:00 a.m., local time, on the date of the closing of the sale to the Third Party Offeree if the Purchaser elect to purchase any of the New Securities under this Section 4.5, or at such other time and place as the parties to the transaction may agree. At such closing, such New Securities shall be issued free and clear of all Liens (other than those arising hereunder or under the Transaction Documents and those attributable to actions by the purchaser thereof) and the Company shall so represent and warrant, and further represent and warrant that such New Securities shall be, upon issuance thereof to the Purchaser and after payment therefor, duly authorized, validly issued, fully paid and non-assessable. The Company shall deliver certificates representing the New Securities no later than five (5) Business Days after such closing. The Purchaser shall deliver at the closing payment in full in immediately available funds for the New Securities purchased by it. At such closing, all of the parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate. Nothing in this Section 4.5 shall prevent or delay the Company from consummating the closing of the issuance and sale of the New Securities to any Third Party Offeree; provided that the Company complies with its obligations under this Section 4.5.

ARTICLE V.

GENERAL PROVISIONS

     5.1 Entire Agreement. This Agreement, together with the other Transaction Documents, contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

     5.2 Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile, provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party (if received by 5:00 p.m. eastern time (“ET”) where such notice is received) or the first business day following such delivery (if received after 5:00 p.m. ET where such notice is received); or (iii) one business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

          If to the Company:

Healthaxis Inc. 7301 North State Hwy 161 Suite 300 Irving, Texas 75039 Telephone: (972) 443-5000 Facsimile: (972) 556-0572 Attention: J. Brent Webb, Esq., General Counsel

          With a copy to:

Locke Liddell & Sapp LLP 2200 Ross Avenue, Suite 2200 Dallas, Texas 75201-6776 Telephone: (214) 740-8000 Facsimile: (214) 756-8675 Attention: John B. McKnight, Esq.

          If to the Purchaser to:

Tak Investments, Inc. 400 Professional Drive, Suite 420 Gaithersburg, Maryland 20879 Attention: Sharad Tak

          With a copy to:

Pillsbury Winthrop Shaw Pittman LLP 1650 Tysons Boulevard Suite 1400 McLean, Virginia 22102 Attention: Steven L. Meltzer, Esq. Telecopy: (703) 770-7901

Each party shall provide written notice to the other party of any change in address or facsimile number in accordance with the provisions hereof.

     5.3 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and the Purchaser, or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

     5.4 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

     5.5 References. References herein to Sections are to Sections of this Agreement, unless otherwise expressly provided.

     5.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither the Company nor the Purchaser may assign this Agreement or any rights or obligations hereunder without the prior written consent of each of the parties hereto.

     5.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

     5.8 Governing Law and Forum. The corporate laws of the Commonwealth of Pennsylvania shall govern all issues concerning the relative rights of the Company and the Purchaser as its shareholder. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas without regard to the principles of conflicts of law thereof. Any dispute, difference, controversy or claim arising in connection with or related or incidental to a matter arising under this Agreement shall be finally settled using the arbitration provisions set forth in Section 10.8 of the Purchase Agreement.

     5.9 Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

     5.10 Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

     5.11 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each party hereto will be entitled to specific performance of the obligations hereunder without the showing of economic loss and without any bond or other security being required. Each of the Company and the Purchaser agree that monetary damages would not be adequate compensation for any loss incurred by reason of any breach of its obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

     5.12 Payment Set Aside. To the extent that the Company makes a payment or payments to the Purchaser hereunder or pursuant to the Transaction Documents or the Purchaser enforces or exercises the Purchaser’s rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

     5.13 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     5.14 Automatic Adjustments. In the event that the number of shares of Common Stock is changed into a different number of shares of any class or classes of stock, whether by subdivision, split, recapitalization, reclassification, exchange, substitution of otherwise, all references herein to numbers of shares of Common Stock (or Restricted Securities) and per share prices of stock shall be appropriately adjusted.

[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Investors Rights Agreement to be duly executed by their respective authorized persons as of the date first indicated above.

HEALTHAXIS INC.

By:	/s/ James W. McLane

Name:	James W. McLane
Title:	Chief Executive Officer

TAK INVESTMENTS, INC.

By:	/s/ Sharad Tak

Name:	Sharad Tak

Title:	President

     The undersigned sole stockholder of the Purchaser does hereby acknowledge the receipt of certain benefits derived from the promises and covenants of the Company owed to the Purchaser under this Agreement, and does hereby agree to be bound by the terms of Section 1.1 of this Agreement.

/s/ Sharad Tak

Sharad Tak